Exhibit 10.8

THE FEMALE HEALTH COMPANY

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this "Agreement") dated as of October 31, 2016 (the "Grant Date"), is between DAVID R. BETHUNE ("Grantee") and THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Company").

RECITALS

A.The Company adopted The Female Health Company 2008 Stock Incentive Plan (the "Plan"), which was approved by its Board of Directors (the "Board") and shareholders effective March 27, 2008.

B.The Board intends to either amend the Plan (an "Amendment") or adopt a new stock incentive plan (a "New Plan"), in each case, to increase the number of available shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable to grantees under the Plan or such New Plan, and to submit such Amendment or New Plan to the shareholders of the Company for adoption (in either case, the "Stock Plan Proposal").

C.Grantee and the Company desire to enter into this Agreement setting forth the terms and conditions of the following restricted stock unit grant to Grantee.

AGREEMENTS

Grantee and the Company agree as follows:

1. Grant of Restricted Stock Units.

(a) The Company hereby grants and issues 140,000 restricted stock units (the "Restricted Stock Units") to Grantee, in accordance with this Agreement.  Each Restricted Stock Unit represents the right to receive either (i) one share of Common Stock pursuant to Section 5(a) or (ii) a cash amount equal to the Fair Market Value (as defined below) of one share of Common Stock pursuant to Section 5(b), in each case, subject to the terms and conditions of this Agreement and, if applicable, the Plan (as amended by the Amendment) or the New Plan.

(b) The Restricted Stock Units shall be credited to a separate account maintained for Grantee on the books and records of the Company (the "Account"). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

(c) For purposes of this Agreement, "Fair Market Value" means as of any date, the value of the Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system for the day of determination, or, if there was no sale on that date, then on the last previous day on which a sale was reported, as reported in The Wall Street Journal or such other source as the Company or its designee deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, or, if there was no reported bid and asked prices on that date, then on the last previous day on which there were bid and asked prices reported, as reported in The Wall Street Journal or such other source as the Company or its designee deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Company or its designee.

2. Vesting and Forfeiture of Restricted Stock Units.

(a) General Vesting.  Subject to the forfeiture provisions of Section 2(b), the Restricted Stock Units shall vest on the second anniversary of the Grant Date (the "Vesting Date").  All Restricted Stock Units which shall have vested are referred to herein as "Vested Units."  All Restricted Stock Units which are not vested are referred to herein as "Unvested Units."  Upon vesting, the Restricted Stock Units shall no longer be subject to forfeiture pursuant to Section 2(b) of this Agreement.

(b) Forfeiture.  The Unvested Units shall immediately be forfeited to the Company if, prior to the Vesting Date, Grantee's employment or other service relationship is terminated for Cause (as defined below) or voluntarily by the Grantee, subject to the discretion of the Company or its designee to waive forfeiture.  If termination is for any other reason, including, without limitation, Grantee's death or disability, Grantee shall retain (or his estate or heirs shall acquire) any Unvested Units, which shall vest on the Vesting Date.  Upon any forfeiture of the Restricted Stock Units pursuant to this Section 2(b), Grantee shall have no rights as a holder of such Restricted Stock Units and the Company shall have no further obligations to Grantee under this Agreement.

(c) Cause. For purposes of this Agreement, "Cause" means the definition of Cause in Grantee's employment agreement, if any, with the Company.  If no such employment agreement or definition in such agreement exists, Cause means (i) breach by Grantee of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by Grantee to substantially perform his or her duties to the reasonable satisfaction of the Board, (iii) serious misconduct by Grantee which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by Grantee with respect to the Company, (v) material misrepresentation by Grantee to a shareholder or director of the Company, (vi) acts of negligence by Grantee in the performance of Grantee's duties that are substantially injurious to the Company or (vii) Grantee's conviction of, or a plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude.  The Company or its designee shall make the determination of whether Cause exists.

3. Restrictions on Transfer.  Grantee shall not sell, assign, transfer, pledge, encumber or dispose of all or any of his or her Restricted Stock Units, either voluntarily or by operation of law, at any time prior to the Vesting Date; provided, however, that the Restricted Stock Units may be transferred by will or the laws of descent or distribution at any time.  Any attempted transfer of any Restricted Stock Units in violation of this Section 3 shall be invalid and of no effect.

4. Rights as Shareholder; Dividend Equivalents.

(a) Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock pursuant to Section 5(a).

(b) Upon and following the settlement of the Restricted Stock Units by the issuance of shares of Common Stock pursuant to Section 5(a), Grantee shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

(c) Until such time as the Restricted Stock Units vest, Grantee's Account shall be credited with an amount equal to all cash and stock dividends ("Dividend Equivalents") that would have been paid to Grantee if one share of Common Stock had been issued on the Grant Date for each Restricted Stock Unit granted to Grantee as set forth in this Agreement.  Dividend Equivalents shall be subject to the same vesting restrictions as the Restricted Stock Units to which they are attributable and shall be paid on the same date that the Restricted Stock Units to which they are attributable are settled in accordance with Section 5.  Dividend Equivalents credited to Grantee's Account shall be distributed in cash or, at the discretion of the Company, in shares of Common Stock having a Fair Market Value equal to the amount of the Dividend Equivalents.

5. Settlement of Restricted Stock Units.

(a) If on or prior to the Vesting Date, the Stock Plan Proposal is approved by the requisite shareholder vote, subject to Section 8, promptly following the Vesting Date, the Company shall (i) issue and deliver to Grantee the number of shares of Common Stock equal to the number of Vested Units and cash equal to any Dividend Equivalents credited with respect to such Vested Units or, at the discretion of the Company, shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents; and (b) enter Grantee's name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to Grantee.

(b) If the Stock Plan Proposal is not approved by the requisite shareholder vote on or prior to the Vesting Date, subject to Section 8 hereof, promptly following the Vesting Date, the Company shall pay to Grantee, in settlement of the award of Restricted Stock Units granted hereunder, an amount in cash equal to the sum of (i) the product of (A) the Fair Market Value of a share of Common Stock on the Vesting Date and (B) the number of Restricted Stock Units vesting on that date and (ii) any Dividend Equivalents credited with respect to such Vested Units.

6. Service Provider Relationship.  Nothing in this Agreement shall limit the right of the Company or any parent or subsidiary of the Company to terminate Grantee's employment or other form of service relationship or otherwise impose any obligation to employ and/or retain Grantee as a service provider.

7. Adjustments for Stock Splits, Stock Dividends, Etc.  If from time to time during the term of this Agreement there is any stock split‑up, stock dividend, stock distribution or other reclassification of the Common Stock, any and all new, substituted or additional securities to which Grantee is entitled by reason of his or her ownership of the Restricted Stock Units shall be immediately subject to the forfeiture and other provisions of this Agreement in the same manner and to the same extent as the Restricted Stock Units.  If the Restricted Stock Units are converted into or exchanged for, or shareholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company's successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Stock Units.

8. Taxes.

(a) Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to Grantee, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes. The Company may permit Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold cash or shares of Common Stock from the cash or shares of Common Stock otherwise issuable or deliverable to Grantee as a result of the vesting of the Restricted Stock Units; provided, however, that no cash or shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; and (iii) delivering to the Company previously owned and unencumbered shares of Common Stock.

(b) Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains Grantee's responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (ii) does not commit to structure the Restricted Stock Units to reduce or eliminate Grantee's liability for Tax-Related Items.

9. Restrictions Imposed by Law.  Notwithstanding any other provision of this Agreement, Grantee agrees that the Company will not be obligated to deliver any shares of Common Stock or make any cash payment if counsel to the Company determines that such delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed.  The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock or other payment to comply with any law or regulation of any governmental authority.

10. Addresses.  All notices or statements required to be given to either party hereto shall be in writing and shall be personally delivered or sent, in the case of the Company, to its principal business office and, in the case of Grantee, to Grantee's address as is shown on the records of the Company or to such address as Grantee designates in writing.  Notice of any change of address shall be sent to the other party by registered or certified mail.  It shall be conclusively presumed that any notice or statement properly addressed and mailed bearing the required postage stamps has been delivered to the party to which it is addressed.

11. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Wisconsin without regard to conflict of law principles.

12. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Grantee and Grantee's beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

14. Discretionary Nature of Agreement. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other awards in the future. Future awards, if any, will be at the sole discretion of the Company.

15. Amendment. The Company has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided that no such amendment shall adversely affect Grantee's material rights under this Agreement without Grantee's consent.

16. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto (the "Code"), or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Grantee on account of non-compliance with Section 409A of the Code.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Agreement as of the date first above written.

/s/ David R. Bethune
David R. Bethune

THE FEMALE HEALTH COMPANY
BY /s/O.B. Parrish
O.B. Parrish, Chief Executive Officer

[Signature Page to Restricted Stock Unit Agreement]